AMENDMENT NO. 1 TO JOINT VENTURE AGREEMENT

This Amendment No. 1 to Joint Venture Agreement (the “Amended Agreement”), dated as of March 30, 2007, is entered into by and among Raven Gold Corp. (the “Company”), Tara Gold Resources Corp. (“Tara”) and Corporación Amermin S.A. de C.V., a 97% owned subsidiary of Tara Gold Resources Corp. (“Amermin”; Amermin and Tara shall hereafter be collectively referred as “Tara Gold”).

R E C I T A L S:

  WHEREAS, the Company and Tara Gold are parties to that certain Joint Venture Agreement (the “Agreement”), originally dated May 30, 2006. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement;

WHEREAS, the Company and Tara Gold originally entered into the Agreement on August 23, 2006 and at execution of the Agreement erroneously dated the Agreement as of May 30, 2006;

WHEREAS, the Company and Tara Gold mutually intended to have the Agreement be effective as of May 30, but the Agreement was actually dated as of May 30, but did not say effective as of this date;

WHEREAS, the Company and Tara Gold mutually agree and acknowledge that the Agreement was erroneously dated as of May 30, 2006 and should have been dated as of August 23, 2006 and effective as of May 30; and

WHEREAS, the Company and Tara Gold mutually wish to amend the Agreement per the terms of this Amended Agreement to provide that the Agreement should have been dated as of August 23, 2006 and effective as of May 30.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing and subject to the terms and conditions herein contained, the parties hereto agree as follows:

Section 1    Amendments.

1.1    Date of the Agreement. Upon the terms and the conditions set forth herein, the Company and Tara Gold each mutually agree and acknowledge that the Agreement is hereby amended to set forth that the date of the Agreement is August 23, 2006, and that the Agreement is effective as of May 30, 2006.

1.2    Amendment to the Agreement. The first paragraph (the introductory paragraph) on page 1 of the Agreement is hereby amended and replaced in its entirety with the following section:

“Re: Joint Venture Agreement, dated as of the date hereof and effective as of May 30, 2006, on the La Currita Groupings, near Temoris, Chihuahua, Mexico between Amermin S.A. de C.V., a 97% owned subsidiary of Tara Gold Resources Corp. (Tara) and Raven Gold Corp. (RAVEN) in trust for a Mexican subsidiary to be created at a later date. The La Currita Groupings are approximately 192 acres and are known as Sulema 2, El Rosario, La Curra, and La Currita (Head of group).”

Section 2 Miscellaneous.

2.1    Except as amended hereby and for the purposes described herein, the Agreement shall remain in full force and effect in accordance with its terms.

2.2    This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within such state.

[Signature Pages Following]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

RAVEN GOLD CORP.

By:   /s/ Gary Haukeland

Name: Gary Haukeland
Title: Chief Executive Officer

Address for Notice Purposes:

Raven Gold Corp.
#205-598 Main Street
Penticton B.C.
V2A-5C7

TARA GOLD RESOURCES CORP.	AMERMIN S.A. DE C.V
By: /s/ Francis R. Biscan Jr. Name: Francis R. Biscan Jr. Title: President and Chief Executive Officer	By: /s/ Ramiro Trevizo Ledesma Name: Ramiro Trevizo Ledesma Title: President

Address for Notice Purposes:	Address for Notice Purposes: